UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2008

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 W. Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

__________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 26, 2008, Actuant Corporation (the “Company”) completed its acquisition of the stock of the Cortland Companies (“Cortland”) from an investor group lead by Cortec Group. Total consideration for the transaction was $230 million, $15 million of which was placed in escrow for 12 months following the closing as security for certain post closing obligations of the stockholders of Cortland. The purchase consideration was funded from the Company’s cash and revolving credit facility.

Headquartered in Cortland, New York, Cortland is a global designer, manufacturer and distributor of custom-engineered electro-mechanical cables and umbilicals, high performance synthetic ropes and value-added steel cable and assemblies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: October 2, 2008
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer